EXCLUSIVE WORLDWIDE RESELLER AGREEMENT

This Exclusive Worldwide Axiologix Agreement (the “Agreement”), dated as of the 27th day of August, 2010,

BETWEEN
Edumedia Software Solutions Corporation
Parkway Plaza
110 Roosevelt Blvd.
Marmora, New Jersey 08223	("Edumedia")

AND
Axiologix Education Corporation
501 Scarborough Dr., Suite 308E
Egg Harbor Township, New Jersey 08234	(“Axiologix”)

WHEREAS:

A.
Edumedia is engaged in the development of educational software programs and services identified on Exhibit A to this Agreement, as the same may be modified from time to time (the “Software and Services”) ; and

B.	Edumedia wishes to grant to Axiologix the exclusive worldwide rights to market and distribute the Software and Services on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Agreement

(a)
Edumedia grants to Axiologix a worldwide, exclusive, transferable right and license (with the right to sublicense any and all of the rights granted below), under all of Edumedia’s Intellectual Property Rights (as defined below) or any other rights owned or granted to Edumedia by right, title or contract:   (a)  to use, display, copy, sell, market, distribute (and to sell the access to and use of) the Software and Services, and (b) to copy, display, use, modify and distribute the Documentation and the Training and Marketing Materials (each, as defined below)  solely in connection with Axiologix’s demonstration, testing, marketing and distribution of the Software and Serivces.

Exclusive Resellership Agreement
Edumedia – Axiologix

As used herein:

“Documentation” means all documentation and information in connection with the installation, use, operation and development of the Software and Services, including, without limitation, manuals, product templates, data models, and online and offline help and user support information.

“Intellectual Property Rights” means all intellectual property rights throughout the world, including all copyrights, copyright registrations and applications, trademark and service mark rights (including trade dress), trademark registrations and applications, service mark registrations and applications, patent rights (including the right to apply therefore), patent applications therefore (including the right to claim priority under applicable international conventions) and all patents issuing thereon, and inventions whether or not patentable, together with all utility and design thereof, know-how, specifications, trade names, mask-work rights, trade secrets, moral rights, author’s rights, algorithms, computer software, rights in packaging, goodwill and other intellectual property rights, as may exist now or hereafter come into existence, and all renewals and extensions thereof, regardless of whether  any of such rights arise under the laws of the United States or any other state, country or jurisdiction.

“Training & Marketing Materials” means any training, marketing and collateral materials for the Software and Services, including (without limitation) the materials described in Exhibit B to this Agreement.

(b)
Edumedia will not offer for sale or sell (directly or indirectly) the Software and Services, other than through Axiologix.   Edumedia will promptly refer to Axiologix all potential customer inquiries and sales leads in respect of the Software and Services.

(c)
Nothing in this Agreement prohibits (or restricts in any way) Axiologix from distributing, marketing, representing, dealing with, developing or having any interest in any service or product that competes, directly or indirectly, with the Software and Services.

2.	Consideration

As sole consideration for the grant of the exclusive reseller rights granted by Edumedia to Axiologix hereunder:

(a)  R&D Contribution.   Axiologix has heretofore paid to Edumedia $91,800 in cash as a contribution to Edumedia’s research and development costs for the Software and Services.

(b)  Upfront Stock Issuance.  Axiologix has heretofore issued to Edumedia 940,000 shares of Axiologix’s common stock, par value, $.001 per share (“Common Stock”).

Exclusive Resellership Agreement
Edumedia – Axiologix

(c)   License Fee.

(i)
Monthly License Fee. For each month during the term of this Agreement, Axiologix will pay to Edumedia a monthly license fee (the “Monthly License Fee”) equal to 50% of all revenue from sales of the Software and Services actually collected by Axiologix during such month.

(ii)
Monthly License Report.  Axiologix will submit to Edumedia electronically (unless otherwise agreed to by the parties) within the first five business days of each month a monthly license report and invoice in respect of the preceding month.  The monthly license report and invoice will set forth calculation of the total Monthly License Fee for the preceding month and the basis of calculation thereof.

(iii)
License Fee and Payment.    In the event that Edumedia fails to notify Axiologix of any disagreement within ten business days after receipt of the monthly license report and invoice, such report shall be deemed approved and binding.  Upon receipt of a notice of disagreement, the parties shall resolve such disagreement pursuant to Section 10.  Axiologix will pay the Monthly License Fee (or any undisputed portion thereof in the event that Edumedia provides Axiologix with notice of disagreement), by no later than the 30th day of the calendar month in which it delivers such monthly license report and invoice, and any disputed amount within 30 days of resolution of such dispute.

(iv)
Option to Pay Monthly License Fee in Cash or Common Stock.   At its option, Axiologix may pay any Monthly License Fee (A) in cash or (B) restricted shares of Common Stock.   If Axiologix elects to pay a Monthly License Fee in restricted shares of Common Stock, the number of restricted shares of Common Stock to be issued to Edumedia will be an amount equal to the Monthly License Fee, divided by the average of the VWAP (as defined below) for the five trading days immediately preceding the date the Monthly License Fee is paid.

The term “VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on any of a national securities exchange, a national automated quotation system or the over-the-counter electronic bulletin board (or any similar organization or agency succeeding its functions) that is the principal exchange or market on which the Common Stock is trading or is quoted (an “Applicable Market”)  as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on an Applicable Market  and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink OTC Market, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Axiologix and reasonably acceptable to Edumedia.

Exclusive Resellership Agreement
Edumedia – Axiologix

(v)
All shares of Common Stock  to be issued under Section 2(c)(iv) will be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  All shares of Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Certificates representing the shares of Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of Axiologix. “

(vi)	In respect of any acquisition of shares of Common stock under this Agreement, Edumedia represents, warrants and agrees that:

(A)
It is acquiring the shares of Common Stock for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act.

(B)
It shall not dispose of any part or all of such shares of Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission and all applicable provisions of state securities laws and regulations.

(C)
It acknowledges being informed that the shares of Common Stock shall be unregistered, shall be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (1) they are subsequently registered under the Securities Act, or (2) an exemption from such registration is available.

Exclusive Resellership Agreement
Edumedia – Axiologix

(D)
It acknowledges that it has been afforded access to all material information which it has requested relevant to their decision to acquire the shares of Common Stock and to ask questions of Axiologix’s management and that, except as set forth herein, neither Axiologix nor anyone acting on behalf of Axiologix has made any representations or warranties to Edumedia which have induced, persuaded, or stimulated Edumedia to acquire such shares of Common Stock.

(E)
Either alone, or together with its investment advisor(s), Edumedia has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of Common Stock, and Edumedia is and will be able to bear the economic risk of the investment in such shares of Common Stock.

3.	Edumedia’s Duties

(a)
Edumedia will provide Axiologix with current versions of the Software and Services, the Documentation and the Training & Marketing Material, in each case, at such times and in such formats as Axiologix may reasonably request.

(b)
Edumedia acknowledges that research and development is an integral part of being able to continue to improve functionality and meet the increasing business needs of the education market.   Edumedia will make such research and development efforts related to the Software and Services as are necessary to maintain and improve the performance of the Software and Service.  At least ten days before the end of each quarter, Edumedia will provide Axiologix with a current version of Edumedia’s Software and Services development roadmap, in such detail as Axiologix may reasonably request.  At least once per calendar quarter, Edumedia’s management team responsible for the development roadmap will meet with representatives of Axiologix to discuss Axiologix’s suggestions regarding roadmap goals and the relative prioritization of those goals.   Edumedia will use commercially reasonable efforts to incorporate Axiologix’s suggestions into the Software and Services development roadmap.

(c)
Edumedia, at its own expense, will conduct three training sessions at Axiologix’s workplace(s) to acquaint Axiologix’s sales people about the Software and Services, and to train Axiologix’s technical people on technical support of the Software and Services.  All subsequent training sessions will be at Axiologix’s expense.

Exclusive Resellership Agreement
Edumedia – Axiologix

(d)	Edumedia will maintain a product manager on its staff whose task will be to support Axiologix’s sales and customer support efforts for the Software and Services.

(e)	Edumedia shall provide level 3 support for the Software and Services, which consists of software bug fixes for the Software and Services and similar support.

(f)
Edumedia agrees that for a period of three years after the expiration or termination of this Agreement, that it will not directly or indirectly (a) take any action to solicit or divert any customers away from Axiologix  or Axiologix’s resellers, as they exist during this Agreement or at termination or expiration hereof (b) induce customers, suppliers, agents or other persons under contract or otherwise associated or doing business with Axiologix, to reduce or alter any such association or business with or from Axiologix, and/or (c) induce any person in the employment of Axiologix or any consultant to Axiologix to (i) terminate such employment, or consulting arrangement, (ii) accept employment, or enter into any consulting arrangement, with anyone other than Axiologix, and/or (iii) interfere with the customers, suppliers, or the clients of Axiologix in any manner. The restrictions of clauses (a) and (b) above shall apply to the customers of Axiologix as they exist from time to time during the term of this Agreement and at the termination or expiration of this Agreement, in either case, for so long as such customer remains a customer of Axiologix.

4.	Axiologix’s Duties

(a)	Axiologix will use its commercially reasonable efforts to secure sales of the Software and Services.

(b)
Axiologix will be responsible for all billing and collections of amounts payable from its customers in respect of the Software and Services.   Axiologix will keep records of all billing, collection and payment transactions in a level of detail sufficient to demonstrate its compliance with the provisions of this Agreement relating thereto.

(c)	Except as provided in Sections 3(c) through (e) hereof, Axiologix will be responsible for all customer support for its customers in respect of the Software and Services.

Exclusive Resellership Agreement
Edumedia – Axiologix

5.	Intellectual Property

All right, title and interest in and to the Software and Services, including all copyrights,  trademarks, service marks, logos, names, patents and other  intellectual  property  embodied  in the  Software or Services or provided by Edumedia in connection  therewith shall remain the property of Edumedia.  Axiologix shall have a right to use such Edumedia properties only for the limited purpose of distributing and promoting the Software and Services in accordance with this Agreement.  Axiologix may use literature and other promotional materials to aid in marketing the Software and Services only if such materials have been provided or approved in advance by Edumedia.  In   marketing the Software and Services, Axiologix may reference its own name or brand in     association with the Software and Services, rather than Edumedia’s, if done in a manner that does not prejudice Edumedia's intellectual property rights in and to the Software and Services.

6.	Representations and Warranties

(a)
Each party represents and warrants to the other  party that (a) it has the full power,  authority  and legal right to execute, deliver and perform this Agreement, (b) this Agreement has been duly  authorized, executed and delivered by it and (c) this Agreement is a legal, valid and binding obligation enforceable in accordance with its     terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights  of creditors generally and subject to general principles of equity.

(b)
Edumedia represents and warrants to Axiologix that (i) it owns the Software and Services, the Documentation and the Training & Marketing Materials and has the right to grant the rights and licenses contemplated by this Agreement and (ii) the Software and Services, the Documentation and the Training & Marketing Materials do not and shall not infringe any Intellectual Property Rights of any third party.

(c)
Edumedia represents and warrants to Axiologix that the Software and Services (i) will operate in all material respects to the specifications set forth in the Documentation and (ii)  will not have any timer, clock, counter, trap or virus or other limiting design or routine that may cause the Software or Services to become inoperable, inaccessible, or incapable of performing in accordance with the specifications therefore upon the occurrence of a triggering event, including without limitation the passage of time.

(d)
Edumedia makes no representations or warranties of any kind to Axiologix with respect to the Software and Services, other than any that are expressly set forth in this Agreement.  If Axiologix   makes any representations or warranties to its customers with respect to the Software and Services, such representations and warranties shall be the sole responsibility of Axiologix.

7.	Term and Termination

(a)
The term of this Agreement shall commence as of the date hereof and shall continue until 18 months following such date (the “Initial Term”).  Following the Initial Term, this Agreement shall automatically renew for successive one-year periods unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

Exclusive Resellership Agreement
Edumedia – Axiologix

(b)
Without limitation to any other rights available under this Agreement, this  Agreement may be terminated (I) by either party for the material  breach of this Agreement or of a representation,  warranty or covenant  contained herein by the other party,  which breach is not cured within 30 days after written notice of such breach by the terminating  party, or (ii) by Edumedia if Edumedia  discontinues the Software or Services and gives  Axiologix 90 days' prior written notice of the applicable  discontinuation.

(c)
In the event of expiration or any termination of this  Agreement, the obligations of the parties under this Agreement shall cease as of such expiration  or termination,  except  (i) for  obligations  (including payment obligations) that accrued prior to termination;  (ii) that, if the  determining  event was not a  termination  of this  Agreement  by Edumedia under Section  7(b)(ii)  hereof,  Axiologix  shall be entitled to continue any license of or subscription to the Software or  Services   existing  at the  time  of such expiration or termination,  subject to Axiologix's  compliance with all of the terms and  conditions  of this  Agreement  with respect  thereto;  and  (iii)  as may  otherwise  be  expressly    provided in this Agreement.

8.	Indemnification

Each party hereto shall indemnify and hold  harmless the other party, such other party's affiliates, and the officers, directors,  employees, agents and representatives of all thereof from and against any and all claims, damages, actions, costs and expenses (including reasonable attorneys' fees) arising  out of or relating to a breach by such  party of any of its representations, warranties or undertakings set forth in this Agreement or arising out of or relating to such party's intentionally wrongful or grossly  negligent conduct in connection with this Agreement or with such party's performance  hereunder.  In the event of a claim for which indemnification is to be sought hereunder, the party to be indemnified shall provide prompt written notice of such claim to the other party, shall allow the other party to control the defense of such claim and shall cooperate with the other party in conducting such defense.

9.	Confidentiality

All proprietary  information regarding the Software and Services and its distribution,  shall  be confidential  between the parties,  and neither shall reveal such terms,  conditions or information  to any third parties other than its  accountants or attorneys or as required by law.  The obligations contained in this confidentiality   provision shall survive the expiration or any termination of this Agreement.

Exclusive Resellership Agreement
Edumedia – Axiologix

10.	Dispute Resolution

(a)
The parties recognize that disputes as to certain matters may from time to time arise which relate to either party’s rights and/or obligations hereunder.  It is the objective of the parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the parties agree to follow the procedures set forth below if and when such a dispute arises between the parties.

(b)
If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty (30) days of a written request by either party to the other party, the parties agree to hold a meeting, attended by the Chief Executive Officer or President of each party, or their executive level designees, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.  If, within sixty (60) days after such written request, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (“AAA”) relating to voluntary arbitrations.  The arbitration proceedings shall be held in New York, New York (unless otherwise agreed to by the parties).  One arbitrator shall be selected by Axiologix, one arbitrator shall be selected by Edumedia, and the third arbitrator shall be chosen by the first two arbitrators chosen.  The arbitrators shall be knowledgeable in the subject matter at issue in the dispute.  The arbitrators must give full effect to the applicable law and to the terms of this Agreement.  The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the parties:  (i) the parties to the arbitration proceeding shall each appoint their respective arbitrator within fifteen (15) business days after the date the dispute is submitted to arbitration; (ii) within five (5) business days thereafter, such arbitrators shall appoint the third arbitrator; (iii) within ten (10) business days after the appointment of the third arbitrator, the parties to the arbitration proceeding shall provide all documents, records and supporting information reasonably necessary to resolve the dispute; and (iv) within fifteen (15) business days after the date the above records are due, the arbitrators shall hold a hearing, and (v) within fifteen (15) days thereafter render their decision.  Each party shall initially bear its own costs and legal fees associated with such arbitration.  The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorney’s fees, costs and expenses incurred by such prevailing party in connection with such arbitration.  The decision of the arbitrator shall be final and binding on the parties.  The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring his or her decision.  Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof and shall be enforceable under the United States Federal Arbitration Act.

Exclusive Resellership Agreement
Edumedia – Axiologix

11.	Miscellaneous

(a)
All demands, notices and communications under this Agreement shall be in writing and shall be deemed duly given if delivered by hand, by recognized commercial courier, by fax or by certified mail (with return receipt), in each case with postage or delivery charges pre-paid, as follows:

If to Edumedia:

Edumedia Software Solutions Corporation
Parkway Plaza
110 Roosevelt Blvd.
Marmora, New Jersey 08223
Attention: Vice President

If to Axiologix:

Axiologix Education Corporation
501 Scarborough Dr., Suite 308E
Egg Harbor Township, New Jersey 08234
Attention: John P. Daglis, President

(b)
Any provision of this Agreement that is prohibited or held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement.

(c)
This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Neither party may assign this Agreement nor any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. . However, either party may assign this Agreement (i) to any subsidiary of such party or (ii) to a third party purchasing: (A) majority control of such party's equity shares, or (B) all or substantially all of such party’s assets.

(d)
No term or  provision  of this  Agreement  may be waived  or  modified unless  such  waiver or  modification  is in writing and signed by the party  against  whom  such  waiver  or  modification  is  sought to be enforced.  No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

(e)
Edumedia and Axiologix shall be considered independent contractors to one another, and nothing in this Agreement shall be construed as creating an  employer-employee,  agency,  partnership  or  joint  venture relationship between the parties.

(f)	No provision of this Agreement shall be interpreted against a party solely because such party or its attorney drafted such provision.

Exclusive Resellership Agreement
Edumedia – Axiologix

(g)
Neither party shall be deemed in breach of this Agreement to the extent that performance of its obligations is prevented or delayed by reason of any act of God, fire, natural disaster, accident, riot, act of government,  shortage of materials or supplies,  failure of  transportation  or  communication, third party nonperformance (including, without limitation, failure of performance by common carriers, interexchange carriers and local exchange carriers) or any other cause beyond such party's reasonable control.

(h)
All claims regarding this Agreement are governed by and construed in accordance with the laws of New Jersey, applicable to contracts wholly made and performed in such jurisdiction, except for any choice or conflict of Law principles, and must be resolved as provided in Section 11, except that a party may seek injunctive or other equitable relief in any venue of its choosing within New Jersey, regardless of the inconvenience of the forum. The parties acknowledge and agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

(i)
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements or communications between such parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

EDUMEDIA SOFTWARE SOLUTIONS CORPORATION

Per:

J. Chris Tyson Vice President
Authorized Signatory

AXIOLOGIX EDUCATION CORPORATION

Per:

John P. Daglis

Exclusive Resellership Agreement
Edumedia – Axiologix

Exhibit “A”

The following is a detailed list of Edumedia’s Software and Services that Axiologix will resell:

Exclusive Resellership Agreement
Edumedia – Axiologix

Exhibit “B”

The following is some of the documentation and brochures that Edumedia will provide to Axiologix:

Exclusive Resellership Agreement
Edumedia – Axiologix